UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 30, 2008

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)
Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Light Street, Baltimore, Maryland		21202

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02		Termination of a Material Definitive Agreement.

(a)

On September 30, 2008, two Agreements for Standby Letters of Credit, one dated November 2, 2007 among Legg Mason, Inc. (“Legg Mason”), The Baltimore Company and Citibank, N.A. (the “Bank”) and one dated September 18, 2008 among Legg Mason, the Bank and LM Capital Support V, LLC; four letters of credit issued by the Bank under the two agreements for the benefit of Citi Institutional Liquidity Fund PLC, a liquidity fund managed by a subsidiary of Legg Mason (the “Fund”); and four related letter agreements, two dated November 2, 2007 among Legg Mason, The Baltimore Company and the Fund and two dated September 18, 2008 among Legg Mason, LM Capital Support V, LLC and the Fund, all terminated in accordance with their terms because Legg Mason purchased from the Fund the asset-backed commercial paper securities that had been supported by the Letter of Credit arrangements.  The underlying securities were purchased at their par values, and, because Legg Mason was required to record earnings charges equal to all reductions in the value of the underlying securities as a result of the Letter of Credit arrangements, the purchases had no effect on Legg Mason’s results of operations.  The four Letters of Credit were acquired to support the Fund’s triple-A credit ratings and supported investments by the Fund in approximately $325 million in asset-backed commercial paper issued by Axon Financial Funding, LLC and approximately $232 million in asset-backed commercial paper issued by Gryphon Funding Ltd. (successor to Cheyne Finance, LLC) (collectively, the "Securities").  Under the Letters of Credit, the Fund was entitled to draw up to an aggregate of $460 million if it realized a loss on disposition or restructuring of the Securities.  In addition, the Fund was also required to draw the full amounts under the Letters of Credit upon the expiration of their one-year terms (two letters of credit would have expired in October 2008 and two would have expired in September 2009) if, at that time, the Fund continued to hold the Securities and the Securities had not been restructured into securities that are rated A-1 and P-1 by Standard & Poor's and Moody's Investor Services, respectively.  Legg Mason was required to repay the Bank for any amounts drawn under the Letters of Credit and had provided an aggregate of $460 million in collateral to secure this obligation.  The purchase of the Securities also terminated the arrangements for a fifth letter of credit that Legg Mason acquired from a different bank that made available up to $97 million to cover certain losses in connection with the Fund’s investment in the securities issued by Axon Financial Funding, LLC.  With the return of the restricted cash collateral that had supported the five terminated letters of credit, the purchase of the Securities resulted in an approximately $49 million incremental reduction of Legg Mason’s available cash.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: October 6, 2008	By:	/s/ Thomas P. Lemke

Thomas P. Lemke
Senior Vice President and General Counsel

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